Exhibit 99.2

Jerash Holdings to Announce Third Quarter Fiscal 2020 Results on February 13

Fairfield, New Jersey – February 6, 2020 – Jerash Holdings (US), Inc. (Nasdaq: JRSH) (the “Company”) announced that it will release financial results for the third quarter of its 2020 fiscal year, which ended December 31, 2019, on Thursday, February 13, 2020 before the market opens. The company will subsequently conduct a conference call and webcast to review its results at 9:00 a.m. Eastern Time.

Interested parties in the United States can access the conference call by dialing 844-407-9500; interested parties outside the United States can access the conference call by dialing +1-862-298-0850. The conference ID is 58803. Callers should dial in at least 5 minutes prior to the conference call start time.

A live and archived webcast will be available online in the investor relations section of Jerash’s website at www.jerashholdings.com. A replay of the conference call will be available until February 20, 2020, by calling +1-919-882-2331 and entering conference ID number 58803.

About Jerash Holdings (US), Inc.

Jerash Holdings (US), Inc. (Nasdaq: JRSH) is a manufacturer utilized by many well-known brands and retailers, such as Walmart, Costco, Hanes, Columbia, VF Corporation (which owns brands such as The North Face, Timberland, JanSport, etc.), and PVH Corp. (which owns brands such as Calvin Klein, Tommy Hilfiger, IZOD, Speedo, etc.). Its production facilities are currently made up of four factory units and three warehouses and it currently employs approximately 3,900 people. The total annual capacity at its facilities was approximately 8.0 million pieces as of the end of calendar year 2019. Additional information is available at http://www.jerashholdings.com.

Forward Looking Statements

This news release contains forward-looking statements that involve risks and uncertainties, which may cause actual results to differ materially from the statements made. When used in this document, the words “may”, “would”, “could”, “will”, “intend”, “plan”, “anticipate”, “believe”, “estimate”, “expect” and similar expressions are intended to identify forward-looking statements. Such statements reflect Jerash’s current views with respect to future events and are subject to such risks and uncertainties. Many factors could cause actual results to differ materially from the statements made, including those risks described from time to time in filings made by Jerash with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should assumptions underlying the forward-looking statements prove incorrect, actual results may vary materially from those described herein as intended, planned, anticipated or expected. Statements contained in this news release regarding past trends or activities should not be taken as a representation that such trends or activities will continue in the future. Jerash does not intend and does not assume any obligation to update these forward-looking statements, other than as required by law.

Contact:

Matt Kreps, Darrow Associates Investor Relations
(214) 597-8200
mkreps@darrowir.com